UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
August 9, 2010

Innocent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
333-150061	98-0585268
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

2000 NE 22nd St.
Wilton Manors, FL 33305

(Registrant's telephone number, including area code)

(828) 489-9409

(Former Name or Former Address, if Changed Since Last Report)

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Innocent Inc. Board of Directors approved an agreement whereby Global Finishing Ecuador entered into a Definitive Agreement to acquire 100% of the Murciealagos Vizcaya and Lilly Rai mining concessions in the Zaruma-Portovelo Mining District of Ecuador's El Oro Province. Innocent holds a 51% majority interest in Global Finishing Inc., The parent company of Global Finishing Ecuador S.A.

The agreement calls for an initial deposit of two hundred fifty thousand dollars ($250,000), due on August 16th, 2010 to consummate the acquisition. Five additional payments totaling nine hundred fifty thousand dollars ($950,000) will be due every sixth month thereafter. Innocent Inc. has agreed to secure and provide the funding for the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.
(Registrant)

/s/ Wayne Doss
Wayne Doss
President, Chief Executive Officer, and Director

Dated:	August 9, 2010